Exhibit 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF
A CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2) [ ]

EQUINITI TRUST COMPANY

(Exact name of trustee as specified in its charter)

New York	82-3568672
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification no.)

1110 Centre Pointe Curve Suite 101 Mendota Heights, Minnesota	55120-4101
(Address of principal executive offices)	(Zip Code)

David Becker, 90 Park Avenue, 25th Floor, NY,
NY 10016, 347-640-1017
(Name, address and telephone number of agent for service)

Bristol-Myers Squibb Company
 (Exact name of obligor as specified in its charter)

Delaware	22-0790350
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification no.)

430 East 29th Street, 14th Floor New York, NY	10016
(Address of Principal Executive Offices)	(Zip Code)

Bristol-Myers Squibb Contingent Value Rights

Celgene Contingent Value Rights
(Title of Indenture Securities)

Item 1.	General Information.
Furnish the following information as to the Trustee -
(a)	Name and address of each examining or supervising authority to which it is subject.

New York State Department of Financial Services
1 State Street
New York, NY 10004-1511

U.S. Securities and Exchange Commission
100 F St. NE
Washington, DC 20549

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with the obligor.
If the obligor is an affiliate of the Trustee, describe each such affiliation.
None.

Item 3.	Voting securities of the trustee.
Furnish the following information as to each class of voting securities of the trustee:
As of __________________ (Insert date within 31 days).

Col. A	Col B

Title of Class	Amount Outstanding

Not Applicable.

Instruction. The term “voting security” is defined in Section 303(16) of the Act.

SEC1836(01-07)	Persons who respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 4.	Trusteeships under other indentures.
If the trustee is a trustee under another indenture under which any other securities, of certificates or interest or participation in any other securities, of the obligor are outstanding, furnish the following information:
(a)	Title of the securities outstanding under each such other indenture.
(b)
A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

Not Applicable.

Item 5.	Interlocking directorates and similar relationships with the obligor or underwriters.
If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any connection and state the nature of such condition.
Not Applicable.

Instructions.
1.	Notwithstanding General Instruction F, the term “underwriter” as used in this item does not refer to any person who is not currently engaged in the business of underwriting.
2.
The term “employee,” “appointee,” and “representative,” as used in this item, do not include connections in the capacity of transfer agent, registrant, custodian, paying agent, fiscal agent, escrow agent, or depositary, or in any other similar capacity or connections in the capacity of trustee, whether under an indenture or otherwise.

Item 6.	Voting securities of the trustee owned by the obligor or its officials.
Furnish the following information as to the voting securities of trustee owned beneficially by the obligor and each director, partner, and executive officer of the obligor:
As of __________________ (Insert date within 31 days).
Not Applicable.

Instructions.
1.	Names of persons who do not own beneficially any of the securities specified may be omitted.
2.
No information need be given in any case where the amount of voting securities of the trustee, owned beneficially by the obligor and its directors, partners, and executive officers, taken as a group, does not exceed 1 percent of the outstanding voting securities of the trustee.

Col. A	Col. B	Col. C	Col. D

Name of Owner	Title of Class	Amount Owned Beneficially	Percent of Voting Securities Represented by Amount given in Col. C

Item 7.	Voting securities of the trustee owned by underwriters or their officials.
Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of such underwriter:
As of __________________ (Insert date within 31 days).
Not Applicable.

Instructions.
1.	Instruction 1 to Item 6 shall be applicable to this item.
2.	The name of each director, partner, or executive officer required to be given in Column A shall be set forth under the name of the underwriter of which he is a director, partner, of executive officer.
3.
No information need be given in any case where the amount of voting securities of the trustee owned beneficially by an underwriter and its directors, partners, and executive officers, taken as a group, does not exceed 1 percent of the outstanding voting securities of the trustee.

Col. A	Col. B	Col. C	Col. D

Name of Owner	Title of Class	Amount Owned Beneficially	Percent of Voting Securities Represented by Amount given in Col. C

Item 8.	Securities of the obligor owned or held by the trustee.
Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:
As of __________________ (Insert date within 31 days).
Not Applicable.

Instructions.
1.
As used in this item, the term “securities” includes only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay monies lent to a person by one or more banks, trust companies, or banking firms, or any certificate of interest or participation in any such note or evidence of indebtedness.

2.
For the purposes of this item the trustee shall not be deemed the owner of holder of (a) any security which it holds as collateral security (as trustee or otherwise) for an obligation which is not in default, or (b) any security which it holds as collateral security under the indenture to be qualified, irrespective of any default thereunder, or (c) any security which it holds as agent for collection, or as custodian, escrow agent or depositary, of in any similar representative capacity.

3.
No information will be furnished under this item as to holdings by the trustee of securities already issued under the indenture to be qualified or securities issued under any other indenture under which the trustee is also a trustee.

4.
No information need be given with respect to any class of securities where the amount of securities of the class which the trustee owns beneficially or holds as collateral security for obligations in default does not exceed 1 percent of the outstanding securities of the class.

Col. A	Col. B	Col. C	Col. D
Title of Class	Whether the Securities Are Voting or Nonvoting Securities	Amount Owned Beneficially or Held as Collateral Security for Obligations in Default	Percentage of Class Represented by Amount Given in Col. C

Item 9.	Securities of underwriters owned or held by the trustee.
If the trustee owned beneficially or holds as collateral security for obligations in default any securities on an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:
As of __________________ (Insert date within 31 days).

Col. A	Col. B	Col. C	Col. D

Title of Issuer And Title of Class	Amount Outstanding	Amount Owned Beneficially or Hold as Collateral Security for Obligations in Default by Trustee	Percentage of Class Represented by Amount Given in Col. C

Not Applicable.

Instruction. Instructions 1, 2, and 4 to Item 8 shall be applicable to this item.

Item 10.	Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor.
If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:
As of __________________ (Insert date within 31 days).

Col. A	Col. B	Col. C	Col. D

Title of Issuer And Title of Class	Amount Outstanding	Amount Owned Beneficially or Hold as Collateral Security for Obligations in Default by Trustee	Percentage of Class Represented by Amount Given in Col. C

Not Applicable.

Instruction. Instructions 1,2, and 4 to Item 8 shall be applicable to this item.

Item 11.	Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.
If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person an of which are so owned or held by the trustee:
As of __________________ (Insert date within 31 days).

Col. A	Col. B	Col. C	Col. D

Title of Issuer And Title of Class	Amount Outstanding	Amount Owned Beneficially or Hold as Collateral Security for Obligations in Default by Trustee	Percentage of Class Represented by Amount Given in Col. C

Not Applicable.

Instructions 1, 2, and 4 to Item 8 shall be applicable to this item.

Item 12.	Indebtedness of the Obligor to the Trustee.
Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:
As of __________________ (Insert date within 31 days).

Col. A	Col. B	Col. C

Nature of Indebtedness	Amount Outstanding	Date Due

Not Applicable.

Instructions.
1.
No information need be provided as to: (a) the ownership of securities issued under any indenture, or any security or securities having a maturity of more than one year at the time of acquisition by the indenture trustee; (b) disbursements made in the ordinary course of business in the capacity of trustee of an indenture, transfer agent, registrant, custodian, paying agent, fiscal agent or despositary, or other similar capacity; (c) Indebtedness created as a result of services rendered or premises rented; or indebtedness created as a result of goods or securities sole in a cash transaction; (d) the ownership of stock or of other securities of a corporation organized under Section 25(a) of the federal Reserve Act, as amended, which is directly or indirectly a creditor of an obligor upon the indenture securities; (e) the ownership of any drafts, bills of exchange, acceptances, or obligations which fall within the classification of self-liquidating paper.

2.	Information should be given as to the general type of indebtedness, such as lines of credit, commercial paper, long-term notes, mortgages, etc.

Item 13.	Defaults by the Obligor.
(a)	State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.
(b)
If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participaton in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

Not Applicable.

Item 14.	Affiliations with the Underwriters.
If any underwriter is an affiliate of the trustee, describe each such affiliation.
Not Applicable.

Instruction.
1.	The term “affiliate” as defined in Rule o-2 of the General Rules and Regulations under the Act. Attention is directed to Rule 7a-26.
2.
Include the name of each such affiliate and the names of all intermediate affiliates, if any. Indicate the respective percentage of voting securities or other bases of control giving rise to the affiliation.

Item 15.	Foreign Trustee.
Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified under the Act.
Not Applicable.

Item 16.	List of Exhibits. List below all exhibits filed as a part of this statement of eligibility.

1.	A copy of the Articles of Association of the Trustee as now in effect. Not Applicable.

2.	A copy of the certificate of authority of the Trustee to commence business, if not contained in the Articles of Association. Not Applicable.

3.	A copy of the authorization of the Trustee to exercise corporate trust powers, if such authorization is not contained in documents specified in paragraph (1) or (2) above. Attached.

4.	A copy of the existing bylaws of the Trustee, or instruments corresponding thereto. Attached.

5.	A copy of each Indenture referred to in Item 4, if the obligor is in default. Not Applicable.

6.	The consents of United States institutional trustees required by Section 321(b) of the Trust Indenture Act of 1939. Not Applicable.

7.	A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority. Not Applicable.

8.	A copy of any order pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Trust Indenture Act of 1939. Not applicable.

9.	Foreign trustees are required to file a consent to service of process of Form F-X [§269.5 of this chapter]. Not applicable.

[Signature Page Follows]

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Equiniti Trust Company, a limited trust company organizing and existing under the laws of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 18 day of November, 2019.

Equiniti Trust Company

By:	/s/ David L. Becker
	Name:	David L. Becker
	Title:	General Counsel

Exhibit 3

NEW YORK STATE DEPARTMENT of FINANCIAL SERVICES
Andrew M. Cuomo Governor	Maria T. Vullo Superintendent

January 26, 2018

Derrick Cephas, Partner
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153

Re: Equiniti Trust Company

Dear Mr. Cephas:

Enclosed is an Authorization Certificate dated January 26, 2018, authorizing  Equiniti Trust Company to transact the business of a trust company at 90 Park Avenue, 25th floor, New York, NY 10016.

Please keep this Department informed as to the date on which Equiniti Trust Company will commence operations. The New York Banking Law provides that any corporation which shall not commence business within six months after the date on which its Authorization Certificate is issued by the Superintendent shall forfeit its rights and privileges as a corporation, and its corporate powers shall cease and terminate unless the time within which such business may commence has been extended by the Superintendent.

Should you have any questions, please contact Principal Bank Examiner Ernest Trezza at 212- 709-1684.

Please acknowledge receipt of the Authorization Certificate by returning a signed copy of this letter.

Sincerely,

/s/ Robert Donovan
Robert Donovan
Deputy Superintendent
Capital Markets Division

Enc.

Received by:	Date:

(212) 709-1605 | One State Street, New York, NY 10004-1511 | www.dfs.ny.gov

Authorization Certificate

EQUINITI TRUST COMPANY

Whereas, the organization certificate of **EQUINITI TRUST COMPANY** of New York, New York has heretofore been duly approved and said **EQUINITI TRUST COMPANY** has complied with the provisions of Chapter 2 of the Consolidated Laws,

Now Therefore, I, **Robert Donovan**, Deputy Superintendent, Capital Markets Division, New York State Department of Financial Services, do hereby authorize the said **EQUINITI TRUST COMPANY** to transact the business of a Trust Company at 90 Park Avenue, 25th floor, Borough of Manhattan, City of New York within this State.

In witness whereof,

I hereto set my hand and affix the seal of the New York State Department of Financial Services at New York, NY, this 26th Day of January, 2018.

Robert Donovan
Deputy Superintendent
Capital Markets Division

Exhibit 4

BY-LAWS

OF

EQUINITI TRUST COMPANY,
 a limited purpose trust company
with fiduciary powers
organized under the laws
of the State of New York,
(the “Trust Company”)

(Adopted as of December_, 2017)

BY-LAWS

OF

EQUINITI  TRUST COMPANY

ARTICLE I
OFFICES

Section 1.1     The Trust Company shall maintain a registered office in the State of New York. The Trust Company may also have other offices at such places, either within or without the State of New York, as the Board of Directors (the “Board”) may from time to time designate or the business of the Trust Company may require.

ARTICLE II
STOCKHOLDERS

Section 2.1     Annual Meeting.  The annual meeting of stockholders for the election of directors and the transaction of any other business as may properly come before such meeting shall be held within the first four (4) months of the Trust Company’s fiscal year on such date and at such time and place within New York City as may be designated from time to time by the Board and set forth in the notice of such meeting. At the annual meeting, any business may be transacted and any corporate action may be taken, whether stated in the notice of meeting or not, except as otherwise expressly provided by Law, the Trust Company’s Organization Certificate (the “Organization Certificate”) or these By-laws.

Section 2.2     Special Meetings.  Special meetings of the stockholders for any purpose may be called at any time by the Board, the Chairman of the Board, or by the Chief Executive Officer. Special meetings shall be held at such place or places within or without the State of New York as shall from time to time be designated by the Board and stated in the notice of such meeting. The notice of a special meeting shall state the purpose or purposes for which the meeting is called. At any special meeting, any business may be transacted and any corporate action may be taken, whether stated in the notice of meeting or not, except as otherwise expressly provided by Law, the Organization Certificate, or these By-laws.

Section 2.3     Notice of Meeting.  Written notice of the date, time and place of any stockholders’ meeting, whether annual or special, shall be given to each stockholder entitled to vote thereat, in person or by mailing the same to such stockholder’s address as the same appears upon the records of the Trust Company not less than ten (10) nor more than fifty (50) days prior to the date of such meeting. Notice of any adjourned meeting need not be given other than by announcement at the meeting so adjourned, unless otherwise ordered in connection with such adjournment. Such further notice, if any, shall be given as may be required by Law.

Section 2.4     Waiver of Notice.  Notice of meeting need not be given to any stockholder who submits a signed waiver of notice, in person or represented by proxy, whether before or after the meeting. The attendance of any stockholder at a meeting, in person or represented by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by such stockholder.

Section 2.5     Quorum.  Any number of stockholders, who are entitled to vote, who hold shares of the issued and outstanding capital stock of the Trust Company representing at least a majority of the votes entitled to be cast at a meeting of stockholders and who shall be present in person or represented by proxy at any meeting duly called shall constitute a quorum for all purposes except as may otherwise be provided by Law or the Organization Certificate. When a quorum is once present, it is not broken by the subsequent withdrawal of any stockholder.

Section 2.6     Adjournment of Meeting.  Whether or not a quorum is present, a meeting may be adjourned from time to time by the chairman of the meeting or by the affirmative vote of the stockholders present in person or represented by proxy and entitled to vote thereat holding shares representing at least a majority of the votes so present or represented and entitled to be cast (a “Majority Vote”), without notice other than by announcement at the meeting, until a quorum shall attend. Any meeting at which a quorum is present may also be adjourned in like manner and for such time or upon such call as may be determined by a Majority Vote. At any adjourned meeting at which a quorum shall be present, any business may be transacted and any corporate action may be taken which might have been transacted at the meeting as originally called.

Section 2.7     Voting.  Each stockholder entitled to vote at any meeting may vote either in person or by proxy, duly appointed by an instrument in writing executed by such stockholder. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Each stockholder of Common Stock shall on each matter submitted to a vote at every meeting of the stockholders be entitled to one vote for each share of Common Stock, in each case registered in his or her name on the books of the Trust Company on the date fixed as a record date for the determination of its stockholders entitled to vote, as hereinafter provided. At all meetings of stockholders all matters, except as otherwise provided by Law, the Organization Certificate, or these By-laws shall be determined by a Majority Vote. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where an irrevocable proxy is permitted by Law.

Section 2.8     Action by Stockholders Without a Meeting.  Whenever, under the New York Banking Law (the “Banking Law”), stockholders are required or permitted to take any action by vote, such action may be taken without a meeting upon written consent (including one provided by electronic transmission), setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon.

Section 2.9     List of Stockholders.  The officer of the Trust Company who has charge of the stock ledger of the Trust Company shall prepare and make a list of the stockholders entitled to vote at each meeting of stockholders, and make such list available for examination at such meetings of stockholders, in the manner prescribed by Law.

Section 2.10    Inspectors.  The Board may in advance of any stockholders’ meeting, or if required by Law shall, appoint one or more inspectors to act at meetings of stockholder stockholders or any adjournments thereof, in the manner, and with the powers, duties and obligations, prescribed or permitted by Law. No director or officer of the Trust Company shall be eligible to act as an inspector of an election of directors of the Trust Company.

ARTICLE III
DIRECTORS

Section 3.1     Number and Qualifications.  The Board shall not be less than seven (7) and not more than eleven (11) and shall consist of such number as may be fixed from time to time by action of the Board. Any decrease in the number of directors shall be effective at the time of the next succeeding annual meeting of the stockholders unless there shall be vacancies in the Board in which case such decrease may become effective at any time prior to the next succeeding annual meeting to the extent of the number of such vacancies. Each director shall be at least 18 years of age. A director need not be a stockholder or a resident of the State of New York but at least one-half of the directors shall be citizens of the United States.

Section 3.2     Responsibilities.  The general oversight and supervision of the affairs of the Trust Company shall be vested in the Board, which may delegate to officers, employees and to committees of three (3) or more directors such powers and duties as it may from time to time see fit, subject to the limitations hereinafter set forth, and except as may otherwise be provided by the Banking Law.

Section 3.3     Election and Term of Office.  Except as otherwise provided by Law or the Organization Certificate, the directors shall be elected at each annual meeting of the stockholders at which a quorum is present by a plurality of the votes cast at such election. Directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

Section 3.4     Removal and Resignation of Directors.  Any director may be removed from the Board, with or without cause, by a Majority Vote of the stockholders, and the office of such director shall forthwith become vacant. Any director may resign as a director or from membership in any committee of the Board at any time. Such resignation shall be made in writing or by electronic transmission and shall take effect at the time specified therein, and if no time is specified, at the time of its receipt by an officer of the Trust Company. The acceptance of a resignation shall not be necessary to make it effective.

Section 3.5     Filling of Vacancies.  Unless otherwise provided in these By-laws, vacancies on the Board not exceeding one-third of the entire Board, occurring from any cause whatsoever, may be filled by the affirmative vote of a majority of the remaining directors, or by the stockholders at the next annual meeting or any special meeting called for that purpose by a plurality of the votes cast. Any person elected to fill a vacancy shall hold office, subject to the right of removal as herein before provided, until the next annual election and until the election and qualification of his or her successor.

Section 3.6     Regular Meetings.  Following the annual meeting of stockholders, the newly elected Board shall hold an annual meeting within or outside the State of New York for the purpose of the election of officers and the transaction of any other business as may properly come before the meeting no later than 25 days after the date of such annual meeting of stockholders. Such meeting may be held without notice immediately after the annual meeting of stockholders at the same place at which such stockholders’ meeting is held, provided a quorum is present. Other regular meetings may be held at such times and places within or outside the State of New York as may be determined from time to time by resolution of the Board. The Board shall hold a regular monthly meeting no less than 10 times per year and shall meet at least twice in any three consecutive calendar months. The Executive Committee shall meet at least once in each 30 day period during which the Board does not meet.

Section 3.7     Special Meetings.  Special meetings of the Board may be called at any time by the Chairman of the Board, the Chief Executive Officer or the President or by a majority of the directors then in office.

Section 3.8     Notice and Place of Meetings.  Regular meetings of the Board may be held without notice if held at such time and place as designated by resolution of the Board. Notice of any special meeting shall be sufficiently given if addressed to a director at a business or residential address of such director (as any such address as shall have been made available by the director to the Trust Company) and sent (i) at least four (4) business days before the day on which the meeting is to be held (if by U.S. mail), (ii) not later than 24 hours prior to the time at which the meeting is to be held if by telegraph, facsimile, cable or personal delivery (including by telephone, e-mail or other form of electronic transmission), (iii) in such lesser period of time as may be reasonable if the exigencies of the circumstances warrant. No notice of the annual meeting shall be required if held immediately after the annual meeting of the stockholders and if a quorum is present. Notice of meeting need not be given to any director who submits a signed waiver of notice before or after the meeting, nor to any director who attends the meeting without protesting prior to or at the beginning thereof, the lack of notice. Except as otherwise specifically required by Law or these By-laws, a notice or waiver of notice of any regular or special meeting need not state the purpose of such meeting.

Section 3.9     Business Transacted at Meetings.  Any business may be transacted and any corporate action may be taken at any regular or special meeting of the Board at which a quorum shall be present, whether such business or proposed action be stated in the notice of such meeting or not, unless special notice of such business or proposed action shall be required by Law.

Section 3.10     Quorum and Manner of Acting.  A majority of the entire Board shall be necessary to constitute a quorum for the transaction of business, and the actions of a majority of the directors present at a meeting at which a quorum is present shall be the actions of the Board, unless otherwise provided by Law, the Certificate of Incorporation or these By-laws. Whether or not a quorum is present at a meeting of the Board, a majority of the directors present may adjourn the meeting to such time and place as they may determine without notice other than an announcement at the meeting, except that notice of such adjournment shall be provided to those directors who were not present at the time of the adjournment. The directors shall act only as a Board and the individual directors shall have no power as such unless expressly delegated by the Board or any duly constituted committee of the Board.

Section 3.11    Action Without a Meeting.  To the extent permitted by the Banking Law and applicable regulations, any action required or permitted to be taken by the Board or any committee thereof may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action (which consent may be provided by electronic transmission). The resolution and the written consents thereto in writing or by electronic transmission by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.

Section 3.12    Participation by Telephone.  Any one or more members of the Board or any committee thereof may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute the presence of the person at the meeting.

Section 3.13    Compensation.  The Board may establish by resolution reasonable compensation of all directors for services to the Trust Company as a director, committee member or chairman of any committee and for attendance at each meeting of the Board or committee thereof. Nothing herein contained shall preclude any director from serving the Trust Company in any other capacity, as an officer, agent or otherwise, and receiving compensation therefor.

ARTICLE IV
COMMITTEES

Section 4.1     Executive Committee.  The Board, by resolution passed by a majority of the entire Board, may designate five (5) or more directors to constitute an Executive Committee to hold office at the pleasure of the Board, which Committee shall, during the intervals between meetings of the Board, have and exercise all of the powers of the Board in the management of the business and affairs of the Trust Company (including, without limitation, the powers of the Board with respect to officers of the Trust Company provided by the By-laws), subject only to such restrictions or limitations as the Board may from time to time specify, or as limited by the Banking Law, and shall have power to authorize the seal of the Trust Company to be affixed to all instruments which may require it. The Board may also, by resolution passed by a majority of the entire Board, designate alternative members of the Executive Committee, who may replace any absent or disqualified member at any meeting of the Executive Committee. Any member (or alternative member) of the Executive Committee may be removed at any time, with or without cause, by a resolution of a majority of the entire Board. Any person ceasing to be a director shall ipso facto cease to be a member of the Executive Committee. Any vacancy in the Executive Committee occurring from any cause whatsoever may be filled from among the directors by a resolution of a majority of the entire Board.

Section 4.2     Other Committees.  The Board, by a resolution passed by a majority of the entire Board, may appoint other committees consisting of no less than three (3) members, whose members are to be directors, and which committees shall exist for such time and have such powers and perform such duties as may from time to time be assigned to them by the Board and as are permitted by the Banking Law. The Board may also, by resolution passed by a majority of the entire Board, appoint alternative members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any member of such a committee may be removed at any time, with or without cause, by the Board. Any person ceasing to be a director shall ipso facto cease to be a member of any committee of the Board of which such person was a member. Any vacancy in a committee occurring from any cause whatsoever may be filled from among the directors by a resolution passed by a majority of the remaining directors on the Board.

Section 4.3     Powers of Committees.  Any Executive Committee or other committee, to the extent allowed by Law and provided in the resolution establishing such committee or in the By-laws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Trust Company, including the power to adopt a certificate of ownership and merger, the authority to issue shares, and the authority to declare a dividend, except as limited by the Banking Law or other applicable Law, but no such committee shall have the power or authority as to the following matters: (i) the submission to stockholders of any action that needs stockholders’ authorization under the Banking Law, (ii) the filling of vacancies in the Board or in any committee, (iii) the fixing of compensation of the directors for serving on the board or on any committee, (iv) the amendment or repeal of these By-laws, or the adoption of new By-laws, (v) the amendment or repeal of any resolution of the board which by its terms shall not be so amendable or repealable or (vi) the taking of any action which is expressly required by any provision of the Banking Law to be taken at a meeting of the Board or by a specified proportion of the directors. All acts done by any committee within the scope of its powers and duties pursuant to these By-laws and the resolutions adopted by the Board shall be deemed to be, and may be certified as being, done or conferred under authority of the Board. The Secretary or any Assistant Secretary is empowered to certify that any resolution duly adopted by any such committee is binding upon the Trust Company and to execute and deliver such certifications from time to time as may be necessary or proper to the conduct of the business of the Trust Company. The Board shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any committee. Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not directors of the Trust Company; provided, however, that any such committee shall not have nor exercise any authority of the Board.

Section 4.4     Resignation.  Any member of a committee may resign at any time. Such resignation shall be made in writing (including by electronic transmission) and shall take effect at the time specified therein, or, if no time is specified, at the time it is first received by the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective unless so specified therein.

Section 4.5     Quorum.  A majority of the members of a committee shall constitute a quorum. The act of a majority of the members of a committee present at any meeting at which a quorum is present shall be the act of such committee. The members of a committee shall act only as a committee, and the individual members thereof shall have no powers as such.

Section 4.6     Record of Proceedings.  Each committee shall keep a record of its acts and proceedings, and shall report the same to the Board when and as required by the Board.

Section 4.7     Organization, Meetings, Notices.  A committee may hold its meetings at the principal office of the Trust Company, or at any other place upon which a majority of the committee may at any time agree. Each committee may make such rules as it may deem expedient for the regulation and carrying on of its meetings and proceedings. Unless otherwise ordered by the Executive Committee, any notice of a meeting of such committee may be given by the Secretary or by the Chairman of the committee. Meetings of a committee may be held without notice at such time and place as shall be designated by resolution of the committee. Notice of any special meeting of a committee shall be sufficiently given if provided in the same manner as provided by the By-laws for the giving of notices of special meetings of the Board.

Section 4.8     Compensation.  The members of any committee shall be entitled to such compensation as may be allowed them by resolution of the Board.

ARTICLE V
OFFICERS

Section 5.1     Number.  The officers of the Trust Company shall be a Chairman of the Board, a Chief Executive Officer, a President, a Chief Financial Officer, a Chief Operating Officer, a Chief Compliance Officer, a Chief Information Security Officer, a Secretary and such other officers as may from time to time be designated in accordance with the provisions of this Section 5.1. In addition, other officers, one or more Vice Presidents (any one or more of whom may be given an additional designation of rank or function), a Controller, one or more Assistant Controllers, Assistant Secretaries or Assistant Treasurers and one or more Managing Directors (any one or more of whom may be given an additional designation of rank or function), may from time to time be elected by the Board, and shall have such powers and perform such duties as are provided by the By-laws or as may be assigned to them by the Board. Any two or more offices may be held by the same person, except the offices of President and Secretary or as otherwise prohibited by the Banking Law.

Section 5.2     Election; Term of Office and Qualifications.  The officers shall be chosen by the Board annually at the annual meeting of the Board. Each such officer shall, except as herein otherwise provided, hold office until the selection and qualification of his successor. The Chief Executive Officer, or President,  as the case may be, shall be a director of the Trust Company, and if the Chief Executive Officer, or President, as the case may be, ceases to be a director, he or she shall ipso facto cease to be such officer.

Section 5.3     Removal of Officers.  Any officer of the Trust Company may be removed from office, with or without cause, by a vote of a majority of the Board.

Section 5.4     Resignation.  Any officer of the Trust Company may resign at any time. Such resignation shall be in writing or by electronic transmission and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by an officer or Board member of the Trust Company. The acceptance of a resignation shall not be necessary in order to make it effective.

Section 5.5     Filling of Vacancies.  A vacancy in any office shall be filled by the Board from time to time as such vacancies may occur.

Section 5.6     Compensation.  The compensation of the officers shall be fixed by the Board or by any officer(s) to whom such authority may be delegated by the Board.

Section 5.7     Chairman of the Board.  The Chairman of the Board shall be a director and may, but need not, be an employee of the Trust Company or hold other offices in the Trust Company. The Chairman shall preside at all meetings of the Board and of the stockholders at which he or she shall be present. The Chairman shall have power to call special meetings of the stockholders, the Board or the Executive Committee at any time and shall have such power and perform such other duties as may from time to time be designated by the Board.

Section 5.8     Chief Executive Officer.  The Chief Executive Officer shall be the chief executive of the Trust Company and the most senior executive of the Trust Company with day- to-day responsibility for the management of the Trust Company and, subject to the direction of the Board, shall have general and active control of the affairs and business of the Trust Company and general supervision of its officers, officials, employees and agents and shall have and may exercise all such powers and discharge such duties as usually pertain to the office of chief executive officer of a Trust Company, except to the extent that the Board shall have otherwise provided. The Chief Executive Officer may exercise any power or privilege on behalf of the Trust Company except as otherwise provided by applicable law or directed by the Board. The Chief Executive Officer shall, in the absence of the Chairman of the Board, if any, preside at meetings of the stockholders and the Board. The Chief Executive Officer may, subject to any contrary direction that the Board has provided, execute and deliver, in the name and on the behalf of the Trust Company, all agreements, contracts, deeds, instruments, certificates, applications, approvals, proxies, powers of attorney, undertakings, filings and other documents, except as otherwise provided by applicable law. In the absence of or inability of the Chief Executive Officer to serve, the President shall, on an interim basis, serve as the Chief Executive Officer to the Trust Company.

Section 5.9     President.  The President shall on an interim basis and, in the absence of or the inability of the Chief Executive Officer to serve, serve as the Chief Executive Officer of the Trust Company and shall have general supervision over the business of the Trust Company during that time period, subject, however, to the supervision of the Board.

Section 5.10    Chief Operating Officer.  The Chief Operating Officer shall be the chief operating officer of the Trust Company and shall assist the Chief Executive Officer in the control of the affairs and business of the Trust Company and the supervision of the Trust Company ’ s other officers, officials, employees and agents and shall have and may exercise all such powers and discharge such duties as usually pertain to the office of chief operating officer of a Trust Company, except to the extent that the Board or the Chief Executive Officer shall have otherwise provided. The Chief Operating Officer may exercise any power or privilege on behalf of the Trust Company except as otherwise provided by applicable law or directed by the Board or the Chief Executive Officer. The Chief Operating Officer may, subject to any contrary direction that the Board has provided, execute and deliver, in the name and on the behalf of the Trust Company, all agreements, contracts, deeds, instruments, certificates, applications, approvals, proxies, powers of attorney, undertakings, filings and other documents, except as otherwise provided by Law.

Section 5.11    Chief Compliance Officer.  The Chief Compliance Officer shall assist the Chief Executive Officer and the Chief Operating Officer in the control of the affairs and business of the Trust Company as it relates to the oversight of risk management and compliance with applicable laws and regulations and the supervision of the Trust Company’s other officers, officials, employees and agents and shall have and may exercise all such powers and discharge such duties as usually pertain to the office of Chief Compliance Officer of a Trust Company, except to the extent that the Board or the Chief Executive Officer shall have otherwise provided. The Chief Compliance Officer may exercise any power or privilege on behalf of the Trust Company except as otherwise provided by Law or directed by the Board or directed by the Chief Executive Officer.

Section 5.12    Chief Financial Officer.  The Chief Financial Officer, subject to the direction of the Board and the Chief Executive Officer, shall have and may exercise all such powers and discharge such duties as usually pertain to the office of chief financial officer of a Trust Company, except to the extent that the Board or the Chief Executive Officer shall have otherwise provided. The Chief Financial Officer may exercise any power or privilege on behalf of the Trust Company relating to its finances except as otherwise provided by applicable law or directed by the Board or the Chief Executive Officer. The Chief Financial Officer may, subject to any contrary direction that the Board has provided, execute and deliver, in the name and on the behalf of the Trust Company, all agreements, contracts, deeds, instruments, certificates, applications, approvals, proxies, powers of attorney, undertakings, filings and other documents relating to the financial affairs of the Trust Company, except as otherwise provided by applicable law.

Section 5.13    Chief Information Security Officer.  The Chief Information Security Officer shall assist the Chief Executive Officer and the Chief Operating Officer in the control of the affairs and business of the Trust Company as it relates to the management of risk for security of the Trust Company’s information and technical systems and the supervision of the Trust Company’s other officers, officials, employees and agents and shall have and may exercise all such powers and discharge such duties as usually pertain to the office of Chief Information Security Officer of a Trust Company, except to the extent that the Board or the Chief Executive Officer shall have otherwise provided.

Section 5.14    Vice Presidents.  A Vice President shall perform such duties and have such powers as may be assigned by the Board or by the Chief Executive Officer or the Chief Operating Officer, who may at any time delegate to any Vice President any duties or powers that the Chief Executive Officer or Chief Operating Officer may exercise, and a Vice President may, subject to any contrary direction that the Board has provided, execute and deliver in the name and on the behalf of the Trust Company all agreements, contracts, deeds, instruments, certificates, applications, approvals, proxies, powers of attorney, undertakings, filings and other documents relating to the regular course of the duties of his office or so delegated to him.

Section 5.15    Secretary.  The Secretary shall have supervision of the records of actions of the Board and its committees and of the stockholders and of the ownership of shares of the Trust Company, and shall perform such other duties and have such other powers as may be prescribed by the By-laws and shall have and may exercise all such powers and discharge such duties as usually pertain to the office of secretary of a Trust Company, including, without limitation, the power to certify the Organization Certificate and By-laws of the Trust Company, any actions of the Board or its committee or the stockholders and the incumbency of any officers, except to the extent that the Board or the Chief Executive Officer shall have otherwise provided. The Secretary shall keep in safe custody the seal of the Trust Company and affix it to any instrument at the direction of any officer and may attest the affixing by his or her signature.

Section 5.16    Assistant Officers.  Subject to the direction of the Chief Executive Officer and Secretary, any Assistant Secretary may perform any of the duties and exercise any of the powers that may be performed by the Secretary. Any other assistant officer may perform any of the duties and exercise any of the powers that may be exercised by the officer such assistant officer assists, subject to the direction of such officer.

ARTICLE VI
CAPITAL STOCK

Section 6.1     Issue of Certificates of Stock.  Certificates of capital stock shall be in such form as required by the Banking Law and as approved by the Board. They shall be numbered in the order of their issue, and shall be signed by the Chairman of the Board, the Chief Executive Officer or any Vice President, and the Secretary or Assistant Secretary and the seal of the Trust Company or a facsimile thereof may be impressed, affixed or reproduced thereon. In case any officer or officers who shall have signed any such certificate or certificates shall cease to be such officer or officers of the Trust Company, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Trust Company, such certificate or certificates may nevertheless be adopted by the Trust Company and be issued and delivered as though the person or persons who signed such certificate or certificates had not ceased to be such officer or officers of the Trust Company.

Section 6.2     Registration and Transfer of Shares.  The name of each person owning a share of the capital stock of the Trust Company together with the number of shares held by such person, the numbers of the certificates covering such shares and the dates of issue of such certificates shall be registered on the records of the Trust Company by the Secretary, Assistant Secretary, Treasurer or Assistant Treasurer. The shares of stock of the Trust Company shall be transferable on the books of the Trust Company by the holders thereof in person, or by their duly authorized attorneys or legal representatives, on surrender and cancellation of certificates for a like number of shares, accompanied by an assignment or power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the Trust Company or its agents may reasonably require. A record shall be made of each transfer. The Board may make other and further rules and regulations concerning the transfer and registration of certificates for stock.

Section 6.3     Lost, Stolen or Destroyed Certificates.  The holder of any stock of the Trust Company shall immediately notify the Trust Company of any loss, theft, destruction or mutilation of the certificates therefor. The Trust Company may issue a new certificate of stock in the place of any certificate theretofore issued by it and alleged to have been lost, stolen or destroyed, and the Board may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or his legal representatives, to advertise the same in such manner as the Board shall require and/or to give the Trust Company a bond, in such sum not exceeding twice the value of the stock and with such surety or sureties as they may require, to indemnify it against any claim that may be made against it by reason of the issue of such new certificate and against all other liabilities arising therefrom, or may remit such owner to such remedy or remedies as such owner may have under applicable law.

Section 6.4     Uncertificated Shares.  Shares of the Trust Company may not be uncertificated.

ARTICLE VII
DIVIDENDS AND SURPLUS

Section 7.1     General Discretion of Directors.  Subject to the provisions of the Organization Certificate and applicable law (including Section 112 of the Banking Law), the Board shall have power to fix and vary the amount to be set aside or reserved as surplus or net profits of the Trust Company and to determine whether any part of the surplus or net profits of the Trust Company shall be declared in dividends and paid to the stockholders, and to fix the date or dates for the payment of dividends. Dividends may be paid in cash, property or shares of capital stock.

ARTICLE VIII
RATIFICATION

Section 8.1     Any transaction questioned, including in any lawsuit, on the ground of lack of authority, defective or irregular execution or authorization, adverse interest of a director, officer or stockholder,  non-disclosure, miscomputation,  or the application of improper principles or practices of accounting or on any ground, may be ratified (including, if questioned in any lawsuit, before or after judgment), by the Board or by the stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Trust Company and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

ARTICLE IX
MISCELLANEOUS PROVISIONS

Section 9.1     Fiscal Year.  The fiscal year of the Trust Company shall begin on January 1 and end on December 31 of each calendar year.

Section 9.2     Corporate Seal.  The corporate seal shall be in such form as approved by the Board and may be altered at its pleasure. The corporate seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced by the Secretary, Assistant Secretary or any other officer at the direction of the Board.

Section 9.3    Notices.  Except as otherwise expressly provided herein, any notice required by these By-laws to be given shall be sufficient if given by depositing the same in a post-office or letter box in a sealed wrapper with a first-class postage prepaid stamp thereon and addressed to the person entitled thereto at such person’s business or home address, as the same appears upon the books of the Trust Company, or by telephoning, telegraphing,  faxing or emailing the same to such person at such address, and such notice shall be deemed to be have been given at the time it was mailed, telegraphed, faxed or emailed. Notices may also be given by electronic transmission as permitted by the Banking Law or as otherwise permitted by the By- laws and, if so given, shall be deemed to have been given when transmitted by the Trust Company.

Section 9.4     Waiver of Notice.  Any stockholder or director may at any time, in writing, including by telegraph, fax or email, or by any electronic transmission waive any notice required to be given under the By-laws or (except where such waiver is expressly limited) under the Organization Certificate of the Trust Company or applicable Law, and, if any stockholder or director shall be present at any meeting, his or her presence shall constitute a waiver of such notice for such meeting unless he or she protests his or her lack of notice at the outset of the meeting.

Section 9.5     Deposits; Bank Accounts and Drafts.  Except for funds representing the capital stock issued and outstanding by the Trust Company which shall be deposited in a New York bank satisfactory to the New York State Department of Financial Services, all funds of the Trust Company shall be deposited, whenever practicable, to the credit of the Trust Company in such bank or banks, trust companies or other depositories as the Board or, subject to any contrary direction that the Board has provided, any of the Chief Executive Officer or the Chief Financial Officer, or any person designated by any such officer, whether or not an employee of the Trust Company, may select, and, subject to any contrary direction that the Board has provided, any of such persons may authorize the opening and maintenance of accounts at any such depository in the name and on behalf of the Trust Company as such person may deem necessary or appropriate for the conduct of the business and affairs of the Trust Company and, for the purpose of such deposit, checks, drafts and other orders for the payment of money to the order of the Trust Company may be endorsed for deposit, assigned and delivered by any officer of the Trust Company or by any employee or agent of the Trust Company designated by any officer or by such other person as the Board may authorize for that purpose. Subject to any contrary direction that the Board has provided, payments from such accounts may be made upon and according to a draft or check of the Trust Company executed on behalf of the Trust Company by any such person or in accordance with the instructions of such person.

Section 9.6     Voting Stock of Subsidiary Corporations.  Subject to any contrary direction that the Board has provided, powers of attorney, proxies, waivers of notice of meetings, consents and other instruments relating to securities owned by the Trust Company may be executed in the name of and on behalf of the Trust Company by any officer and any employee or other person designated by an officer and such person may, in the name and on behalf of the Trust Company, take all such action as the officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation, company, partnership or other entity in which the Trust Company may own securities, or to execute written consents in lieu thereof. At any such meeting, or in giving any such consent, such person shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Trust Company might have exercised and possessed if present. The Board may, by resolution, from time to time confer like powers upon any other person or persons.

Section 9.7     Indemnification of Officers and Directors.  The Trust Company shall indemnify each person who serves or has served as a director or officer of the Trust Company against personal liability (including expenses) incurred in connection with any action, suit or proceeding to which such person is or is threatened to be made a party by reason of the fact that such person is or was a director or officer of the Trust Company, including service as a director or officer (or in any similar capacity) of any subsidiary of the Trust Company or, at the request of this Trust Company, of any other company, to the fullest extent and on the terms provided by Sections 7018 through 7023 of the Banking Law. Nothing contained in this Section shall limit the ability of the Trust Company to indemnify or advance expenses to any current or former director, officer, employee or agent of the Trust Company pursuant to Law or any agreement, action of the Board or stockholders or other arrangement or limit any right any current or former director, officer, employee or agent may have to indemnity or advance of expenses under any by- law of the Trust Company in effect prior to the date of these by-laws with respect to any action taken, any omission, status as a director, officer, employee or agent or any state of affairs existing prior to the date of these by-laws. No repeal or modification of this Section shall affect any rights or obligations hereunder of any person with respect to any action or omission of any such person occurring, or any state of facts then existing, before such repeal or modification, regardless of whether a claim arising out of such action, omission or state of facts is asserted before or after such repeal or modification

Section 9.8     Cessation of Officership and Directorship.  Any authority to act in the name or on the behalf of the Trust Company that was granted by name to any individual shall immediately cease in the event that such individual ceases to be an officer or director of the Trust Company or an affiliate thereof, unless otherwise provided by the Board.

Section 9.9     Definitions.  As used in these By-laws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process. The term “entire Board” means the total number of directors which the Trust Company would have if there were no vacancies. The term “Law” means the New York Banking Law and any other applicable law, rule or regulation and, to the extent binding on the Trust Company, the constitutions, rules and regulations of any self-regulatory organization having jurisdiction or authority over the Trust Company.

ARTICLE X
AMENDMENTS

Section 10.1    The Board shall have the power to make, rescind, alter, amend and repeal these By-laws, provided, however, that the stockholders shall have power to rescind, alter, amend or repeal any By-laws made by the Board, and to enact By-laws which if so expressed shall not be rescinded, altered, amended or repealed by the Board.